SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported)  February 20, 2008

THE BEARD COMPANY

(Exact name of registrant as specified in its charter)

Oklahoma	001-12396	73-0970298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Enterprise Plaza

5600 N. May Avenue

Suite 320

Oklahoma City, Oklahoma                              73112

(Address of principal executive offices)              (Zip Code)

(405) 842-2333

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Information to be Included in the Report:

Item 3.02  Unregistered Sales of Equity Securities.

On May 31, 2002, The Beard Company completed the sale of $1,200,000 aggregate principal amount of 10% Subordinated Notes due September 30, 2003 (the “2003 Notes”). In connection with the sale of the 2003 Notes we issued five-year warrants to purchase an aggregate of 547,625 shares as adjusted to reflect a subsequent 2-for-1 stock split effective August 6, 2004 (the “Stock Split”) of our common stock at exercise prices (adjusted to reflect subsequent anti-dilution adjustments and the Stock Split) ranging from $0.353949 to $0.3570475 per share (the “2002 Warrants”). We have subsequently paid the 2003 Notes in full.

On March 21, 2006, one of the Warrant Holders exercised his 2002 Warrants to purchase an aggregate of 10,000 shares of our common stock (the “Underlying Common Stock”). This exercise did not trigger a reporting requirement.

On August 31, 2007, we issued $78,691 of 12% Notes due February 29, 2008 (the “2008 Notes”) to the holders of our 12% Convertible Subordinated Notes due August 31, 2009 in payment of interest due on August 31, 2007. On September 17, 2007 we issued an additional 2008 Note for $50,000 due March 17, 2008 for cash. In connection with the issuance of the 2008 Notes we issued two-year warrants to purchase an aggregate of 12,869 shares of our common stock at an exercise price of $0.80 per share (the “2007 Warrants”). Neither the issuance of the 2008 Notes nor the 2007 Warrants triggered a reporting requirement.

From February 7, 2003 through February 21, 2003, the Company completed the sale of $600,000 aggregate principal amount of its 10% Subordinated Notes due April 1, 2004 (the “2004 Notes”). The purchasers of the 2004 Notes also received warrants to purchase an aggregate of 120,000 shares of the Company’s common stock at an exercise price (as adjusted for the Stock Split and subsequent anti-dilution adjustments) of $0.242365 per share (the “2003 Warrants”). The Company has paid the 2004 Notes in full.

On February 7, 2008, one of the 2003 Warrant Holders exercised its Warrant to purchase 10,000 shares of the Underlying Common Stock. On February 20, 2008, the other 2003 Warrant Holder exercised its Warrant to purchase 110,000 shares of the Underlying Common Stock. Upon the exercise of the Warrant on February 20, the total unregistered equity securities sold by us since our last previous report of such items exceeded 1% of our outstanding shares, triggering a reporting requirement.

On December 31, 2007, we had a total of 5,657,715 common shares outstanding. On January 17, 2008 a total of 66,135 registered shares of common stock were distributed from our 2003-2 Deferred Stock Compensation Plan, increasing our total common shares outstanding to 5,723,850. As a result of the exercise of the 120,000 shares this month, our total outstanding common shares have increased to 5,843,850.

None of the 2002 Warrants, the 2003 Warrants, the 2007 Warrants or the Underlying Common Stock issued in connection with the 2002 Warrants or the 2003 Warrants are registered under the Securities Act of 1933, as amended (the “Securities Act”). The 2002 Warrants, 2003 Warrants, the 2007 Warrants and the Underlying Common Stock were issued in reliance upon

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the exemption from registration provided by Section 4(2) of the Securities Act for “transactions by the issuer not involving a public offering,” in transactions that fell within the safe harbor provided by Rule 506 of Regulation D of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BEARD COMPANY

/s/ Herb Mee, Jr.
Herb Mee, Jr., President
February 25, 2008

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